Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for December 2007

MESA ROYALTY TRUST

The Bank of New York Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS December 21, 2007 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of December 2007. Unitholders of record on December 31, 2007 will receive distributions amounting to $813,127 or $0.436322724 per unit payable on January 31, 2008. The Trust received $454,210 and $44,651 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $312,635.

Contact:	Mesa Royalty Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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919 Congress Avenue, Austin, TX 78701